UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2008

JPMORGAN CHASE & CO.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-05805		13-2624428
(Commission File Number)		(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following Exhibits are incorporated by reference into the Registration Statement on Form S-3ASR (333-130051) of JPMorgan Chase & Co. (the “Registrant”) as exhibits thereto and are filed as part of this Current Report.

8.1
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the iShares® MSCI Emerging Markets Index Fund, the FTSE™ 100 Index and the S&P BRIC 40 Index due December 1, 2011

8.2
Tax Opinion of Davis Polk & Wardwell relating to 13.50% (equivalent to 27.00% per annum) Reverse Exchangeable Notes due August 29, 2008 Linked to the Least Performing Common Stock in the Dow 10 IndexSM (not including the common stock of JPMorgan Chase & Co.)

8.3	Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to the S&P 500® Index due April 14, 2009
8.4	Tax Opinion of Davis Polk & Wardwell relating to98% Principal Protected Notes Linked to the Performance of an Equally Weighted Basket of Four Currencies Relative to the U.S. Dollar due March 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)
By:	/s/ Anthony J. Horan

	Name:	Anthony J. Horan
	Title:	Corporate Secretary

Dated: February 29, 2008

EXHIBIT INDEX

Exhibit Number	Description
8.1
Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the iShares® MSCI Emerging Markets Index Fund, the FTSE™ 100 Index and the S&P BRIC 40 Index due December 1, 2011

8.2
Tax Opinion of Davis Polk & Wardwell relating to 13.50% (equivalent to 27.00% per annum) Reverse Exchangeable Notes due August 29, 2008 Linked to the Least Performing Common Stock in the Dow 10 IndexSM (not including the common stock of JPMorgan Chase & Co.)

8.3	Tax Opinion of Davis Polk & Wardwell relating to Buffered Return Enhanced Notes Linked to the S&P 500® Index due April 14, 2009
8.4	Tax Opinion of Davis Polk & Wardwell relating to98% Principal Protected Notes Linked to the Performance of an Equally Weighted Basket of Four Currencies Relative to the U.S. Dollar due March 3, 2009